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                            ARCADIA FINANCIAL LTD.

                                 SUBSIDIARIES

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                                              STATE OF      NUMBER OF    PERCENT OF
                                           INCORPORATION     SHARES      OWNERSHIP
                                          ---------------  ----------- -------------

Arcadia Receivables Financing Corporation       MN            1,000         100%
Arcadia Receivables Capital Corp.               DE              100         100%
Arcadia 1992-B Receivables Capital Corp.        DE              100         100%
Arcadia Receivables Marketing Corp.             MN            1,000         100%
Arcadia Receivables Finance Corp.               DE              100         100%
Arcadia First GP Inc.                           DE              100         100%
Arcadia Second GP Inc.                          DE              100         100%
Arcadia Receivables Finance Corp. II            DE              100         100%
Arcadia Receivables Conduit Corp.               DE              100         100%
Arcadia Receivables Finance Corp. III           MN              100         100%

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